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                                                                  EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employees' Stock Option Plans and Non-Employee Director Share Option Plan of Nur Macroprinters of our report dated February 16, 2000, with respect to the consolidated financial statements of Nur Macroprinters included in its Annual Report (Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




Tel Aviv, Israel
April 30, 2000
                                             Yours truly,


                                      /s/ Kost, Forer and Gabbay

                                        KOST, FORER and GABBAY
                                  A member of Ernst & Young International